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Exhibit 11.1

                 Statement of Computation of Earnings Per Share

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
                                                                                       Weighted Average
                                                        Total Shares            Three Months            Six Months
                                                        ------------            --------------------------------------
Shares outstanding January 1, 2002
no activity                                                  553,808                 553,808                 553,808
Shares outstanding June 30, 2002                             553,808                 553,808                 553,808
                                                        ============            ============            ============

Net loss                                                                        $   (924,987)           $ (2,494,722)
                                                                                ============            ============

Net loss per share                                                              $      (1.67)           $      (4.50)
                                                                                ============            ============

Shares outstanding January 1, 2003                           709,719                 709,719                 709,719

Shares issued for IASI and Morlyn
January 31, 2003                                             881,192                 881,192                 730,270 150/181
                                                        ------------            ------------            ------------

Shares outstanding June 30, 2003                           1,590,911               1,590,911               1,439,989
                                                        ============            ============            ============

Net loss                                                                        $ (5,253,513)           $(16,116,113)
                                                                                ============            ============

Net loss per share                                                              $      (3.30)           $     (11.19)
                                                                                ============            ============
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